EXHIBIT 10.27

                                  OFFICE LEASE

                                    Elm Place
                                 1401 Elm Street
                                  Dallas, Texas

          Landlord: Metropolitan Life Insurance Company

          Tenant:   Focus Communications, Inc.

          Date:     March 3, 1998

This Lease consists of four parts:

Part I         Cover Sheet
Part II        Standard Lease Provisions
Part III       Additional Provisions (if any) and
Part IV        Exhibits
               EXHIBIT A - Floor Plan of Premises
               EXHIBIT B - Legal Description of Land
               EXHIBIT C - Landlord's Notice of Lease Term Dates
               EXHIBIT D - Tenant Improvements
               EXHIBIT E - Rules and Regulations
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                                     PART I

                                   COVER SHEET

The terms listed below shall have the following meanings throughout this Lease:

DATE OF LEASE:      March 3, 1998, the date on which Landlord has signed this
                    Lease

LANDLORD:           Metropolitan Life Insurance Company, a New York corporation

TENANT:             Focus Communications, Inc., a Texas corporation

TENANT'S ADDRESS:   1401 Elm Place, Suite 1900
                    Dallas, Texas 75202

MANAGING AGENT:     Insignia Commercial Group of Texas, Inc.

MANAGING AGENT'S
ADDRESS:            1401 Elm Street, Suite 1833
                    Dallas, Texas 75202

PREMISES:           The area consisting of approximately 2,195 rentable square feet located on the 19th floor of the Building, as shown on Exhibit A attached. The Premises are a portion of Interfirst
                    One Condominium (the "Condominium").

BUILDING:           Floors 10 and above of the building in which the Premises
                    are located, known as Elm Place, with a street address of 1401 Elm Street, Dallas, Texas, and the common areas of Elm
                    Place that are available for use by the occupants of the Building (the "Common Areas").

PROPERTY:           The Building, the Common Areas and other Improvements and
                    the tract of land on which they are located. A legal description of the land is attached hereto as Exhibit B

TENANT'S            The percentage determined by dividing the number of rentable
PROPORTIONATE       square feet of space in the Premises by the number of
SHARE:              rentable square feet of space in the Building

PERMITTED USES:     Office purposes


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TENANT
IMPROVEMENTS:       See Exhibit D attached hereto

SCHEDULED
COMMENCEMENT DATE:  March 16, 1998

TERM:               Five (5) years

BASE RENT:          Tenant shall pay Base Rent for the Premises in accordance
                    with the following schedule;

                                                                  Annual
                                    Rent             Annual       Rent
                    Months          Per Month        Rent         p.r.s.f.
                    ------------------------------------------------------------
                    1-36            $2,195.00        $26,340.00   $12.00
                    ------------------------------------------------------------
                    37-60           $2,560.83        $30,730.00   $14.00
                    ------------------------------------------------------------

                    ------------------------------------------------------------

                    Tenant's Base Rent as set forth above includes normal use of electricity.

                    Tenant's Base Rent for months 2 and 3 of the Term shall be entirely abated.

SECURITY DEPOSIT:   $2,195.00

PARKING SPACES:     One space in the parking garage associated with the
                    Building. Current monthly rate is $110.00 per space per month subject to periodic changes in the rate

PUBLIC LIABILITY
INSURANCE AMOUNT:   $3,000,000 Combined Single Limit

BROKER(S):          Transwestern Property Company and Bradford Realty

GUARANTOR(S):       None


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                 TABLE OF CONTENTS OF STANDARD LEASE PROVISIONS

                                                                            Page

ARTICLE I: PREMISES

1.1    Premises .............................................................  6
1.2    Common Areas; Parking ................................................  6

ARTICLE II: TERM

2.1    Commencement Without Tenant Improvements .............................  7
2.2    Commencement With Tenant Improvements ................................  7

ARTICLE III: RENT

3.1    Base Rent ............................................................  7
3.2    Additional Rent for Operating Expenses and Taxes .....................  8

ARTICLE IV: DELIVERY OF PREMISES AND TENANT IMPROVEMENTS

4.1    Condition of Premises ................................................ 10
4.2    Delay In Possession .................................................. 10
4.3    Delivery and Acceptance of Possession ................................ 10
4.4    Early Occupancy ...................................................... 10

ARTICLE V: ALTERATIONS AND TENANT'S PERSONAL PROPERTY

5.1    Alterations .......................................................... 11
5.2    Tenant's Personal Property ........................................... 11

ARTICLE VI: LANDLORD'S COVENANTS

6.1    Services Provided by Landlord ........................................ 12
6.2    Repairs and Maintenance .............................................. 13
6.3    Quiet Enjoyment ...................................................... 13
6.4    Insurance ............................................................ 13

ARTICLE VII: TENANT'S COVENANTS

7.1    Repairs, Maintenance and Surrender ................................... 14
7.2    Use .................................................................. 14
7.3    Assignment; Sublease ................................................. 15
7.4    Indemnity ............................................................ 15
7.5    Tenant's Insurance ................................................... 15
7.6    Payment of Taxes ..................................................... 15
7.7    Environmental Assurances ............................................. 16
7.8    Americans With Disabilities Act ...................................... 17


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ARTICLE VIII: DEFAULT

8.1    Default .............................................................. 17
8.2    Remedies of Landlord and Calculation of Damages ...................... 18

ARTICLE IX: CASUALTY AND EMINENT DOMAIN

9.1    Casualty ............................................................. 19
9.2    Eminent Domain ....................................................... 21

ARTICLE X: RIGHTS OF PARTIES HOLDING SENIOR INTERESTS

10.1   Subordination ........................................................ 21
10.2   Mortgagee's Consent .................................................. 22

ARTICLE XI: GENERAL

11.1   Representations by Tenant ............................................ 22
11.2   Notices .............................................................. 22
11.3   No Waiver or Oral Modification ....................................... 22
11.4   Severability ......................................................... 22
11.5   Requests by Tenant ................................................... 22
11.6   Estoppel Certificate and Financial Statements ........................ 22
11.7   Waiver of Liability .................................................. 23
11.8   Execution; Prior Agreements and No Representations ................... 23
11.9   Brokers .............................................................. 23
11.10  Successors and Assigns ............................................... 23
11.11  Applicable Law and Lease Interpretation .............................. 24
11.12  Costs of Collection, Enforcement and Disputes ........................ 24
11.13  Holdover ............................................................. 24
11.14  Force Majeure ........................................................ 24
11.15  Limitation On Liability .............................................. 24
11.16  Notice of Landlord's Default ......................................... 25
11.17  Lease not to be Recorded ............................................. 25
11.18  Security Deposit ..................................................... 25
11.19  Guaranty of Lease .................................................... 25


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                        PART II STANDARD LEASE PROVISIONS

                               ARTICLE I PREMISES

      1.1 Premises.

      (a) Demise of Premises. This Lease (the "Lease") is made and entered into by and between Landlord and Tenant and shall become effective as of the Date of Lease. In consideration of the mutual covenants made herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, on all of the terms and conditions set forth in this Lease.

            (b) Measurement. If, as a result of any subsequent measurement by Landlord (which measurement shall be completed in accordance with standard office building measurement practices utilized in the area in which the Building is located), the areas of the Building or the Premises are determined to be more or less than the areas described in the Lease, then all computations of rent and other matters described in the Lease where area is a factor shall be recomputed. All payments required after the date of computation shall be based on the new computations. Until Landlord remeasures the Building and the Premises, all measurements of area contained in the Lease shall be deemed to be correct and binding upon the Landlord and Tenant.

            (c) Relocation. Landlord reserves the right to relocate the Premises to comparable space within the Building but not lower than the 18th floor by giving Tenant prior written notice of such intention to relocate; provided, however, that Landlord shall pay all reasonable costs of moving Tenant to such other space.

            (d) Access to Premises. Landlord shall have reasonable access to the Premises, at any time during the Term, to inspect Tenant's performance hereunder and to perform any acts required of or permitted to Landlord herein, including, without limitation, (i) the right to clean and to make any repairs or replacements Landlord deems necessary, (ii) the right to show the Premises to prospective purchasers and mortgagees, and (iii) during the last twelve (12) months of the Term, the right to show the Premises to prospective tenants. Landlord shall at all times have a key to the Premises, and Tenant shall not change any existing lock(s), nor install any additional lock(s) without Landlord's prior consent.

      1.2 Common Areas; Parking. Tenant shall have the right to use, in common with other tenants, the Common Areas. Use of the Common Areas shall be only upon the terms set forth at any time by Landlord. Landlord may at any time and in any manner make any changes, additions, improvements, repairs or replacements to the Common Areas that it considers desirable and for such purposes may enter the Premises and, during the continuance of any such work, may temporarily close doors, corridors and other parts of the Common Areas, interrupt or temporarily suspend services to the Building, and change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Building, provided that Landlord shall use reasonable efforts to minimize interference with Tenant's normal activities. No such actions by Landlord shall constitute constructive eviction or give rise to any rent abatement or liability of Landlord to Tenant.


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      Tenant shall be permitted to use the Parking Spaces, at such monthly rental rate per space as may be established from time to time by Landlord as the rate for similar parking spaces in such garage. Such monthly rent for parking shall be paid in advance by Tenant to Landlord, or to such other party or parties as Landlord may from time to time designate as the operator of the garage, such parking rent to be paid monthly in advance on the first day of the month. Any default by Tenant in the payment of such monthly parking rent shall constitute a default of Tenant's obligations with respect to payment of other forms of rent hereunder. Landlord's failure or inability for any reason to provide one or more of the Parking Spaces to Tenant at any time during the Term shall not constitute a default by Landlord under this Lease, provided, however, that Tenant's obligation to pay rent for any Parking Space which Landlord fails or is unable to provide shall be abated for such period of time as Tenant does not have the use of such Parking Space, and such abatement shall be Tenant's only remedy for such failure or inability by Landlord to provide such Parking Space.

                                 ARTICLE II TERM

      2.1 Commencement Without Tenant Improvements. If Landlord is not obligated to construct Tenant Improvements pursuant to Exhibit D, the Term shall begin on the Scheduled Commencement Date and shall continue for the length of the Term, unless sooner terminated as provided in this Lease.

      2.2 Commencement With Tenant Improvements. If Landlord is required to construct Tenant Improvements to the Premises pursuant to Exhibit D, the Scheduled Commencement Date shall be only an estimate of the beginning of the Term of this Lease and the actual Commencement Date ("Commencement Date") shall be the first to occur of (i) the date the Premises are offered by Landlord for occupancy following substantial completion of the Tenant Improvements to be constructed by Landlord pursuant to Exhibit D, as reasonably determined by Landlord, and any certificate or approval required by local governmental authority for occupancy of the Premises has been obtained, or (ii) the date Tenant enters into occupancy of the Premises.

      If Landlord is obligated to construct Tenant Improvements pursuant to Exhibit D, the dates upon which the Term shall commence and end shall be confirmed in Landlord's Notice of Lease Term Dates ("Notice"), substantially in the form attached as Exhibit C. Landlord shall deliver the Notice to Tenant after Landlord offers possession of the Premises to Tenant or Tenant enters into occupancy of the Premises. Tenant shall promptly return to Landlord a countersigned original of the Notice, provided that Landlord's failure to deliver the Notice shall not delay the Commencement Date.

                                ARTICLE III RENT

      3.1 Base Rent

            (a) Payment of Base Rent. Tenant shall pay the Base Rent each month in advance on the first day of each calendar month during the Term. If the Commencement Date is other than the first day of the month, Tenant shall pay a proportionate part of such monthly installment on the Commencement Date. An adjustment in the Base Rent for the last month of the Term shall be made if the Term does not end on the last day of the month. All payments shall be made to Managing Agent at Managing Agent's Address or to such other party or to such


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other place as Landlord may designate in writing, without prior demand and without abatement, deduction or offset. All charges to be paid by Tenant hereunder, other than Base Rent, shall be considered additional rent for the purposes of this Lease, and the words "rent" or Rent" as used in this Lease shall mean both Base Rent and additional rent unless the context specifically or clearly indicates that only Base Rent is referenced.

            (b) Late Payments. Tenant acknowledges that the late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Therefore, if any rent or other sum due from Tenant is not received when due, Tenant shall pay to Landlord no later than ten (10) calendar days after the rental due date an additional sum equal to five percent (5%) of such overdue payment. In addition to such late charge, all such delinquent rent or other sums due to Landlord, including the late charge, shall bear interest beginning on the date such payment was due at the then maximum lawful rate permitted to be charged by Landlord. The notice and cure period provided in Paragraph 8.1(a) does not apply to the foregoing late charges and interest. If payments of any kind are returned for any reason, Tenant shall pay to Landlord an additional handling charge of $50.00.

      3.2 Additional Rent for Operating Expenses and Taxes

            (a) Additional Rent. For each Comparison Year, Tenant shall pay to Landlord as additional rent the sum of (1) the difference between Comparison Year Operating Expenses and the Base Year Operating Expenses, times Tenant's Proportionate Share and (2) the difference between the Comparison Year Taxes and the Base Year Taxes, times Tenant's Proportionate Share ("Tenant's Share of Expenses")

            (b) Definitions. As used herein, the following terms shall have the following meanings:

                  (i) Base Year. The calendar year in which the lease term
            commences.

                  (ii) Comparison Year. Each calendar year of the Term after the
            Base Year.

                  (iii) Lease Year. Each successive 12 month period following the Commencement Date.

                  (iv) Operating Expenses. The total cost of operation of the
            Property, including, without limitation, (1) premiums and deductibles for insurance carried with respect to the Property; (2) all costs of supplies, materials, equipment, and utilities (other than electricity) used in or related to the operation, maintenance, and repair of the Property or any part thereof (excluding utilities which are paid for separately by the Tenant pursuant to Paragraph 6.1(b)); (3) all labor costs, including without limitation, salaries, wages, payroll and other taxes, unemployment insurance costs, and employee benefits; and (4) all maintenance, management, janitorial, inspection, legal, accounting, and service agreement costs related to the operation, maintenance, and repair of the Property or any part thereof, including, without limitation, service contracts with independent contractors. Any of the


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            above services may be performed by Landlord or its affiliates, provided that fees for the performance of such services shall be reasonable and competitive with fees charged by unaffiliated entities for the performance of such services in comparable buildings in the area. Operating Expenses shall not include Taxes; leasing commissions; repair costs paid by insurance proceeds or by any tenant or third party; the initial construction cost of the Building or any depreciation thereof; any debt service or costs related to sale or financing of the Property; tenant improvements provided for any tenant; any special services rendered to tenants (including Tenant) for which a separate charge is made; or costs of capital improvements, except the amortization or appreciation of capital improvements which are primarily for the purpose of reducing Operating Expenses, or which are required by governmental authorities.

                  (v) Base Year Operating Expenses. Operating Expenses Incurred
            during the Base Year, provided that if any extraordinary expenses are incurred during the Base Year which typically are not operations, maintenance, or repair costs of a stabilized property, as reasonably estimated by Landlord, then such expenses shall be excluded from the calculation of Operating Expenses during the Base Year.

                  (vi) Comparison Year Operating Expenses. Operating Expenses
            incurred during the Comparison Year, provided that if any extraordinary expenses are incurred during the Comparison Year which typically are not operations, maintenance, or repair costs of a stabilized property, as reasonably estimated by Landlord, then such expenses shall be excluded from the calculation of Operating Expenses for that Comparison Year.

                  (vii) Taxes. Any form of assessment, rental tax, license tax, business license tax, levy, charge, tax or similar imposition imposed by any authority having the power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, library, drainage, or other improvement or special assessment district, as against the Property or any part thereof or any legal or equitable interest of Landlord therein, or against Landlord by virtue of its interest therein, and any reasonable costs incurred by Landlord in any proceedings for abatement thereof, including, without limitation, attorneys' and consultants' fees, and regardless of whether any abatement is obtained. Landlord's income and franchise taxes are excluded from Taxes.

                  (viii) Base Year Taxes. Taxes incurred during the Base Year.

                  (ix) Comparison Year Taxes. Taxes incurred during the
            Comparison Year.

            (c) Estimate of Tenant's Share of Expenses. Before each Comparison Year, and from time to time as Landlord deems appropriate, Landlord shall give Tenant estimates for the coming Comparison Year of Operating Expenses and Taxes and Tenant's Share of Expenses. Landlord shall make reasonable efforts to provide estimates fifteen (15) days before the beginning of each Comparison Year. Tenant shall pay one twelfth (1/12) of the estimated amount of


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Tenant's Share of Expenses with each monthly payment of Base Rent during the
Comparison Year. Each Comparison Year, Landlord shall give Tenant a statement (the "Share of Expenses Statement") showing the Operating Expenses and Taxes for the prior Comparison Year, a calculation of Tenant's Share of Expenses due for the prior Comparison Year, and a summary of amounts already paid by Tenant for the prior Comparison Year. Landlord shall make reasonable efforts to provide the Share of Expenses Statement within one hundred twenty (120) days after the end of the prior Comparison Year. Any underpayment by Tenant shall be paid to Landlord within thirty (30) days after delivery of the Share of Expenses Statement; any overpayment shall be credited against the next installment of Base Rent due, provided that any overpayment shall be paid to Tenant within thirty (30) days if the Term has ended. No delay by Landlord in providing any Share of Expenses Statement shall be deemed a waiver of Tenant's obligation to pay Tenant's Share of Expenses. Notwithstanding anything contained in this paragraph, the total rent payable by Tenant shall in no event be less than the Base Rent.

             ARTICLE IV DELIVERY OF PREMISES AND TENANT IMPROVEMENTS

      4.1 Condition of Premises. Landlord shall deliver the Premises to Tenant in its "as is" condition unless Landlord is required to construct tenant improvements pursuant to and in accordance with the terms set forth in Exhibit D of this Lease ("Tenant improvements"). If Landlord is required to construct Tenant Improvements, such Tenant Improvements shall become and remain the property of the Landlord.

      4.2 Delay in Possession. If Landlord is required to construct Tenant Improvements pursuant to Exhibit D, and Landlord is unable to deliver possession of the Premises to Tenant on or before the Scheduled Commencement Date for any reason whatsoever, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom and this Lease shall continue in full force and effect; provided, however, that if Landlord shall not deliver the Premises within one hundred eighty (180) days after the Scheduled Commencement Date and the reasons for such delay are under the control of Landlord, then Tenant may cancel this Lease by notice in writing to Landlord within ten (10) days thereafter.

      4.3 Delivery and Acceptance of Possession. Tenant shall accept possession and enter in good faith occupancy of the entire Premises and commence the operation of its business therein within thirty (30) days after the Commencement Date. Tenant's taking possession of any part of the Premises shall be deemed to be an acceptance and an acknowledgment by Tenant that (i) Tenant has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition, (ii) except as otherwise specifically provided herein, Tenant accepts possession of the Premises in its then existing condition, "as-is", including all patent and latent defects, (iii) Tenant improvements have been completed in accordance with the terms of this Lease, except for defects of which Tenant has given Landlord written notice prior to the time Tenant takes possession, and (iv) neither Landlord, nor any of Landlord's agents, has made any oral or written representations or warranties with respect to such matters other than as set forth in this Lease.

      4.4 Early Occupancy. If Landlord agrees in writing to allow Tenant or its contractors to enter the Premises prior to the Commencement Date, Tenant (and its contractors) shall do so upon all of the provisions of this Lease (including Tenant's obligations regarding indemnity and insurance), except those provisions regarding Tenant's obligation to pay Base Rent, which


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obligation shall commence on the Commencement Date.

              ARTICLE V ALTERATIONS AND TENANT'S PERSONAL PROPERTY

      5.1 Alterations.

            (a) Landlord's Consent. Tenant shall not make any alterations, additions, installations, substitutes or improvements ("Alterations") in and to the Premises without first obtaining Landlord's written consent. Landlord shall not unreasonably withhold or delay its consent; provided, however, that Landlord shall have no obligation to consent to Alterations of a structural nature or Alterations that would violate the certificate of occupancy for the Premises or any applicable law, code or ordinance or the terms of any superior lease or mortgage affecting the Property. No consent given by Landlord shall be deemed as a representation or warranty that such Alterations comply with laws, regulations and rules applicable to the Property ("Laws"). Tenant shall pay Landlord's reasonable costs of reviewing or inspecting any proposed Alterations and any other costs that may be incurred by Landlord as a result of such Alterations.

            (b) Workmanship. All Alterations shall be done at reasonable times in a first-class workmanlike manner, by contractors approved by Landlord, and according to plans and specifications previously approved by Landlord. All work shall be done in compliance with all Laws, and with all regulations of the Board of Fire Underwriters or any similar insurance body or bodies. Tenant shall be solely responsible for the effect of any Alterations on the Building's structure and systems, notwithstanding that Landlord has consented to the Alterations, and shall reimburse Landlord on demand for any costs incurred by Landlord by reason of any faulty work done by Tenant or its contractors. Upon completion of Alterations, Tenant shall provide Landlord with a complete set of "as-built" plans.

            (c) Mechanics and Other Liens. Tenant shall keep the Property and Tenant's leasehold Interest therein free of any liens or claims of liens, and shall discharge any such liens within ten (10) days of their filing. Before commencement of any work, Tenant's contractor shall provide payment, performance and lien indemnity bonds required by Landlord, and Tenant shall provide evidence of such insurance as Landlord may require, naming Landlord as an additional insured. Tenant shall indemnify Landlord and hold it harmless from and against any cost, claim, or liability arising from any work done by or at the direction of Tenant.

            (d) Removal of Alterations. All Alterations affixed to the Premises shall become part thereof and remain therein at the end of the Term. However, if Landlord gives Tenant notice, at least thirty (30) days before the end of the Term, to remove any Alterations, Tenant shall remove the Alterations, make any repair required by such removal, and restore the Premises to its original condition.

      5.2 Tenant's Personal Property.

            (a) In General. Tenant may provide and install, and shall maintain in good condition, all trade fixtures, personal property, equipment, furniture and moveable partitions required in the conduct of its business in the Premises. All of Tenants personal property, trade fixtures, equipment, furniture, movable partitions, and any Alterations not affixed to the Premises shall remain Tenants property.


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            (b) Landlord's Lien. Tenant hereby pledges and conveys to Landlord a security Interest ("Landlord's Lien") in all of tenants property as collateral security for the full and prompt payment of Base Rent and any additional rent as and when due and the full and faithful performance of Tenant's covenants herein contained. Upon Landlord's request, Tenant will execute and deliver financing statements and other documents reasonably required by Landlord to perfect Landlord's Lien. Tenant also agrees that Landlord's Lien may be enforced by distress sale, foreclosure, or by any other method, and that any and all costs incurred by Landlord by enforcement of this Landlord's Lien shall be payable to Landlord by Tenant. Tenant may not remove Tenant's property from the Premises prior to the end of the Term without Landlord's prior written consent.

            (c) Payment of Taxes. Tenant shall pay before delinquency all taxes levied against Tenant's personal property or trade fixtures in the Premises and any Alterations installed by or on behalf of Tenant. if any such taxes are levied against Landlord or its property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant's property, Landlord may pay such taxes, and Tenant shall upon demand repay to Landlord the portion of such taxes resulting from such Increase.

                         ARTICLE VI LANDLORD'S COVENANTS

      6.1 Services Provided by Landlord.

            (a) Services. Landlord shall provide services, utilities, facilities and supplies equal in quality to those customarily provided by landlords in buildings of a similar design in the area in which the Property is located. Without limiting the foregoing, Landlord shall furnish and install replacement Building standard lighting tubes and ballasts. Landlord shall provide reasonable additional Building operation services upon reasonable advance request of Tenant at reasonable rates from time to time established by Landlord. Landlord shall furnish space heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation, daily from 7:00 a.m. to 6:00 p.m. (Saturdays from 8:00 a.m. to 1:00 p.m.), Sundays and national holidays excepted. if Tenant shall require space heating or cooling outside the hours and days above specified, Landlord shall provide service (including reasonable costs and management expenses) upon notice given by Tenant in writing at least two (2) hours before the end of normal business hours. Landlord shall provide the services described in this Paragraph 6.1(a) and Tenant shall pay for such services as set forth in Paragraph 3.2.

            (b) Utilities. The Premises will not be separately metered or submetered as of the Commencement Date. Building standard electrical power shall be sufficient for normal lighting and for typewriters, voicewriters, calculating machines and other machines of similar low electrical consumption, but not for computer and/or electronic data processing equipment, special lighting in excess of Building standard, and other items of electrical equipment which, singly, consume more than .5 kilowatts per hour of electricity at rated capacity or require a nominal voltage of more than 120 volts single phase. If Tenant's requirements for electrical service are in excess of Building standard, Landlord, at Tenant's expense, will make reasonable efforts to supply such service through the then-existing feeders servicing the Building and will bill Tenant periodically for such additional service. Landlord shall have the right, at Tenant's expense, to submeter the Premises for such additional service. Landlord shall not be liable to Tenant in any


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way for any failure or defect in the supply or character of electrical energy furnished to the Premises by reason of any requirement act or omission of the public utility supplying the Building with electricity. All installations of electrical fixtures, appliances and equipment within the Premises shall be subject to Landlord's prior approval. Whenever heat-generating machines or equipment (other than general office machines as described above) which affect the temperature otherwise maintained by the air-conditioning system are used by Tenant in the Premises, Landlord shall have the right to install supplemental air-conditioning units in the Premises, and the cost thereof, including the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord on demand. The obligation of Landlord to furnish electrical service shall be subject to the rules and regulations of the public utility supplying the Building with electricity and of any municipal or other governmental authority regulating the business of providing electrical utility service.

            (c) Graphics and Signs. Landlord shall provide, at Tenants expense, identification of Tenants name and suite numerals at the main entrance door to the Premises. All signs, notices, graphics and decorations of every kind or character which are visible in or from the Common Areas or the exterior of the Premises shall be subject to Landlord's prior written approval, which Landlord shall have the right to withhold in its absolute and sole discretion.

            (d) Right to Cease Providing Services. in case of Force Majeure or in connection with any repairs, alterations or additions to the Property or the Premises, or any other acts required of or permitted to Landlord herein, Landlord may reduce or suspend service of the Building's utilities, facilities or supplies, provided that Landlord shall use reasonable diligence to restore such services, facilities or supplies as soon as possible. No such reduction or suspension shall constitute an actual or constructive eviction or disturbance of Tenant's use or possession of the Premises.

      6.2 Repairs and Maintenance. Landlord shall repair and maintain (i) the Common Areas, (ii) the structural portions of the Building, (iii) the exterior walls of the Building (including exterior windows and glazing), (iv) the roof, and (v) the basic plumbing, electrical, mechanical and heating, ventilating and air-conditioning systems serving the Premises, in the manner and to the extent customarily provided by landlords in similar buildings in the area. Tenant shall pay for such repairs and maintenance as set forth in Paragraph 3.2. If any maintenance, repair or replacement is required because of any act, omission or neglect of duty by Tenant or its agents, employees, invitees or contractors, the cost thereof shall be paid by Tenant to Landlord as additional rent within thirty (30) days after billing.

      6.3 Quiet Enjoyment. Upon Tenant's paying the rent and performing its other obligations, Landlord shall permit Tenant to peacefully and quietly hold and enjoy the Premises, subject to the provisions of this Lease.

      6.4 Insurance. Landlord shall insure the Property, including the Building and Tenant Improvements and approved Alterations, if any, against damage by fire and standard extended coverage perils, and shall carry public liability insurance, all in such reasonable amounts as would be carried by a prudent owner of a similar building in the area. Landlord may carry any other forms of insurance as it or its mortgagee may deem advisable. Insurance obtained by Landlord shall not be in lieu of any Insurance required to be maintained by Tenant. Landlord shall not carry any Insurance on Tenant's Property, and shall not be obligated to repair or replace any of

Tenants Property.

                         ARTICLE VII TENANT'S COVENANTS

      7.1 Repairs, Maintenance and Surrender.

            (a) Repairs and Maintenance. Tenant shall keep the Premises in good order and condition, and shall promptly repair any damage to the Premises excluding glass in exterior walls. Tenant shall also repair any damage to the rest of the Property, including glass in exterior walls, if such damage is attributable to Tenant's negligence or misuse caused by Tenant or its agents, employees, or invitees, licensees or independent contractors. All repairs shall be made in a workmanlike manner and any replacements or substitutions shall be of a quality, utility, value and condition similar to or better than the replaced or substituted item.

            (b) Surrender. At the end of the Term, Tenant shall peaceably surrender the Premises in good order, repair and condition, except for reasonable wear and tear, and Tenant shall remove Tenant's Property and (if required by Landlord) any Alterations, repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Any property not so removed shall be deemed abandoned and may be retained by Landlord or may be removed and disposed of by Landlord in such manner as Landlord shall determine. Tenant shall be responsible for costs and expenses incurred by Landlord in removing any Alterations and disposing any such abandoned property, making any incidental repairs and replacements to the Premises, and restoring the Premises to its original condition.

      7.2 Use.

            (a) General Use. Tenant shall use the Premises only for the Permitted Uses, and shall not use or permit the Premises to be used in violation of any law or ordinance or of any certificate of occupancy issued for the Building or the Premises, or of the Rules and Regulations. Tenant shall not cause, maintain or permit any nuisance in, on or about the Property, or commit or allow any waste in or upon the Property. Tenant shall not use utility services in excess of amounts reasonably determined by Landlord to be within the normal range of demand for the Permitted Uses.

            (b) Obstructions and Exterior Displays. Tenant shall not obstruct any of the Common Areas or any portion of the Property outside the Premises, and shall not, except as otherwise previously approved by Landlord, place or permit any lighting, signs, decorations, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, that may be visible from outside the Premises. If Landlord designates a standard window covering for use throughout the Building, Tenant shall use this standard window covering to cover all windows in the Premises.

            (c) Floor Load. Tenant shall not place a load upon the floor of the Premises exceeding the load per square foot such floor was designed to carry, as determined by applicable building code.

            (d) Compliance with Insurance Policies. Tenant shall not keep or use any article in the Premises, or permit any activity therein, which is prohibited by any insurance policy covering the Building, or would result in an increase in the premiums thereunder.

            (e) Rules and Regulations. Tenant shall observe and comply with the rules and regulations attached as Exhibit E (the "Rules and Regulations"), and all modifications thereto as made by Landlord and put into effect from time to time. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building of the Rules and Regulations. Any rights reserved to Landlord in the Rules and Regulations may be exercised by Landlord at any time, without notice to any tenant and without liability to any tenant for damage or injury to property persons or business, and without effecting an eviction, constructive or actual, or a disturbance of Tenant's use or possession or giving rise to any claim for set-off or abatement of rent.

      7.3 Assignment; Sublease. Tenant shall not assign its rights under this Lease nor sublet the whole or any part of the Premises without Landlord's prior written consent. in the event that Landlord grants such consent, Tenant shall remain primarily liable to Landlord for the payment of all rent and for the full performance of the obligations under this Lease and any excess rents collected by Tenant shall be paid to Landlord. Any assignment or subletting which does not conform with this Paragraph 7.3 shall be void and a default hereunder.

      7.4 Indemnity. Tenant, at its expense, shall defend (with counsel satisfactory to Landlord), indemnify and hold harmless Landlord and its agents, employees, invitees, licensees and contractors from and against any cost, claim, action, liability or damage of any kind arising from (i) Tenant's use and occupancy of the Premises or the Property or any activity done or permitted by Tenant in, on, or about the Premises or the Property. (ii) any breach or default by Tenant of its obligations under this Lease, or (iii) any negligent, tortious, or illegal act or omission of Tenant, its agents, employees, invitees, licensees or contractors. Landlord shall not be liable to Tenant or any other person or entity for any damages arising from any act or omission of any other tenant of the Building. The obligations of Tenant in this Paragraph 7.4 shall survive the expiration or termination of this Lease.

      7.5 Tenant's Insurance. Tenant shall maintain in responsible companies qualified to do business, in good standing in the state in which the Premises are located and otherwise acceptable to Landlord and at its sole expense the following insurance: (i) comprehensive general liability insurance covering the Premises insuring Landlord, Managing Agent, and such other agents as Landlord may designate from time to time, as well as Tenant, with limits which shall, at the commencement of the Term, be at least equal to the Public Liability Insurance Amount and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located with respect to similar properties, (ii) workers' compensation insurance with statutory limits covering all of Tenant's employees working in the Premises, (iii) property insurance insuring Tenants Property for the full replacement value of such items and (iv) business interruption insurance. There shall be no deductible for liability policies and a deductible not greater than $5,000 for property insurance policies. Tenant shall deposit promptly with Landlord certificates for such insurance, and all renewals thereof, bearing the endorsement that the policies will not be canceled until after thirty (30) days' written notice to Landlord. All policies shall be taken out with insurers with a rating of A-IX by Best's and otherwise acceptable to Landlord.

      7.6 Payment of Taxes. If at any time during the Term, any political subdivision of the state in which to Property is located, or any other governmental authority, levies or assesses against Landlord a tax or excise on rents or other tax (excluding income tax), however described, including but not limited to assessments charges or fees required to be paid, by way of substitution for or as a supplement to real estate taxes, or any other tax on rent or profits in substitution for or as a supplement to a tax levied against the Property, Building or Landlord's personal property, then Tenant will pay to Landlord as additional rent Tenant's Proportionate Share of said tax or excise.

      7.7 Environmental Assurances.

            (a) Covenants.

                  (i) Tenant shall not cause any Hazardous Materials to be used, generated, stored or disposed of on, under or about, or transported to or from, the Premises unless the same is specifically approved in advance by Landlord in writing other than small quantities of retail, household, and office chemicals customarily sold over-the-counter to the public and which are related to Tenant's Permitted Uses.

                  (ii) Tenant shall comply with all obligations imposed by
            Environmental Laws, and all other restrictions and regulations upon the use, generation, storage or disposal of Hazardous Materials at, to or from the Premises.

                  (iii) Tenant shall deliver promptly to Landlord true and
            complete copies of all notices received by Tenant from any governmental authority with respect to the use, generation, storage or disposal by Tenant of Hazardous Materials at, to or from the Premises and shall immediately notify Landlord both by telephone and in writing of any unauthorized discharge of Hazardous Materials or of any condition that poses an imminent hazard to the Property, the public or the environment.

                  (iv) Tenant shall complete fully, truthfully and promptly any questionnaire sent by Landlord with respect to Tenant's use of the Premises and its use, generation, storage and disposal of Hazardous Materials at, to or from the Premises.

                  (v) Tenant shall permit entry onto the Premises by Landlord or
            Landlord's representatives at any reasonable time to verify and monitor Tenant's compliance with its covenants set forth in this Paragraph 7.7 and to perform other environmental inspections of the Premises.

                  (vi) If Landlord conducts any environmental inspections
            because it has reason to believe that Tenant's activities have or are likely to result in a violation of Environmental Laws or a release of Hazardous Materials on the Property, then Tenant shall pay to Landlord, as additional rent the costs Incurred by Landlord for such Inspections.

                  (vii) Tenant shall cease immediately upon notice from Landlord any activity which violates or creates a risk of violation of any Environmental Laws.

                  (viii) After notice to and approval by Landlord, Tenant shall promptly
            remove, clean-up, dispose of or otherwise remediate, in accordance with Environmental Laws and good commercial practice, any Hazardous Materials on, under or about the Property resulting from Tenant's activities on the Property.

            (b) Indemnification. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against any claims, damages, costs, liabilities or losses (including, without limitation, any decrease in the value of the Property, loss or restriction of any area of the Property, and adverse impact of the marketability of the Property or Premises) arising out of Tenant's use, generation, storage or disposal of Hazardous Materials at, to or from the Premises.

            (c) Definitions. Hazardous Materials shall include but not be limited to substances defined as "hazardous substances", "toxic substances", or "hazardous wastes" in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the federal Hazardous Materials Transportation Act, as amended; and the federal Resource Conservation and Recovery Act, as amended; those substances defined as "hazardous substances", "materials", or "wastes" under the law of the state in which the Premises are located; and as such substances are defined in any regulations adopted and publications promulgated pursuant to said laws ("Environmental Laws"); materials containing asbestos or urea formaldehyde; gasoline and other petroleum products; flammable explosives; radon and other natural gases; and radioactive materials.

            (d) Survival. The obligations of Tenant in this Paragraph 7.7 shall survive the expiration or termination of this Lease.

      7.8 Americans With Disabilities Act. Tenant shall comply with the Americans with Disabilities Act of 1990 ("ADA") and the regulations promulgated thereunder. Tenant hereby expressly assumes all responsibility for compliance with the ADA relating to the Premises and the activities conducted by Tenant within the Premises. Any Alterations to the Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, that Landlord's consent to such Alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA, or representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA.

                              ARTICLE VIII DEFAULT

      8.1 Default. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

            (a) The failure by Tenant to make any payment of Base Rent or additional rent or any other payment required hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant; provided, that Landlord shall not be required to provide such notice more than twice during the Term with respect to non-payment of Rent, the third such non-payment constituting a default without requirement of notice:

            (b) The vacating or abandonment of the Premises. Tenant shall be deemed to have abandoned the Premises if the Premises remain substantially vacant or unoccupied for a period of thirty (30) days;

            (c) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in clauses (a) and (b) above, where such failure shall continue for a period of more than thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period, diligently prosecutes such cure to completion, and completes such cure no later than sixty (60) days from the date of such notice from Landlord;

            (d) The failure by Tenant, Guarantor (if any), or any present or future guarantor of all or any portion of Tenant's obligations under this Lease to pay its debts as they become due, or Tenant or any such Guarantor (if any) becoming insolvent, filing or having flied against it a petition under any chapter of the United States Bankruptcy Code, 11 U.S.C. Paragraph 101 et seq. (or any similar petition under any insolvency law of any jurisdiction) and such petition is not dismissed within sixty (60) days thereafter, proposing any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, making an assignment or trust mortgage for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of Tenant or Guarantor (if any); or

            (e) If the leasehold estate under this Lease or any substantial part of the property or assets of Tenant or of Guarantor of this leasehold is taken by execution, or by other process of law, or is attached or subjected to any involuntary encumbrance if such attachment or other seizure remains undismissed or undischarged for a period of ten business (10) days after the levy thereof.

      8.2 Remedies of Landlord and Calculation of Damages.

            (a) Remedies. In the event of any default by Tenant, whether or not the Term shall have begun, in addition to any other remedies available to Landlord at law or in equity, Landlord may, at its option and without further notice exercise any or all of the following remedies:

                  (i) Terminate the Lease and upon notice to Tenant of
            termination of the Lease all rights of Tenant hereunder shall thereupon come to an end as fully and completely as if the date such notice is given were the date originally fixed for the expiration of the Term, and Tenant shall then quit and surrender the Premises to Landlord and Landlord shall have the right, without judicial process, to re-enter the Premises. No such expiration or termination of the Lease shall relieve Tenant of its liability and obligation under the Lease,

                  (ii) Enter the Premises and cure any default by Tenant and in so doing, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord, and all incidental costs and expenses, including reasonable attorneys' fees, shall be considered additional rent under this Lease and shall be payable to Landlord immediately on demand, together with interest from the date of demand to the date of payment at the maximum lawful rate permitted to be charged by Landlord.

            (b) Calculation of Damages. If this Lease is terminated as provided in Paragraph 8.2 or otherwise, Tenant, until the end of the Term, or what would have been such Term in the absence of any such event, shall be liable to Landlord, as damages for Tenant's default, for the amount of the Base Rent and all additional rent and other charges which would be payable under this lease by Tenant if this Lease were still in effect, less the net proceeds of any reletting of the Premises actually collected by Landlord after deducting all Landlord's expenses in connection with such reletting, Including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, reasonable attorneys' fees, alteration costs and expenses of preparation of the Premises for such reletting. Tenant shall pay such damages to Landlord monthly on the days on which the Base Rent would have been payable as if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant such damages monthly as the same shall arise. In lieu of the foregoing computation of damages, Landlord may elect, at its sole option, to receive liquidated damages in one payment equal to the total amount of Base Rent and additional rent reserved in this Lease from the date of default to the date of expiration of the Term discounted at a fixed annual interest rate equal to the Prime Rate plus 2%. The Prime Rate shall be the prime rate published in the Wall Street Journal on the date of Landlord's election to accelerate the rents hereunder. Whether or not the Lease is terminated, Landlord shall in no way be responsible or liable for any failure to relet the Premises or for any failure to collect any rent upon such reletting.

            (c) No Limitations. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be provided, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

            (d) Cumulative Remedies. Landlord's remedies under this Lease are cumulative and not exclusive of any other remedies to which Landlord may be entitled in case of Tenant's default or threatened default under this Lease, including, without limitation, the remedies of injunction and specific performance.

                     ARTICLE IX CASUALTY AND EMINENT DOMAIN

      9.1 Casualty.

            (a) Casualty in General. If, during the Term, the Premises or the Property, or any part thereof, is wholly or partially damaged or destroyed by fire or other casualty, and the casualty renders the Premises totally or partially Inaccessible or unusable by Tenant in the ordinary conduct of Tenant's business, then Landlord shall, within thirty (30) days of the date of the damage, give Tenant a notice ("Damage Notice") stating whether, according to Landlord's good faith estimate, the damage can be repaired within one hundred eighty (180) days from the date of damage ("Repair Period"), without the payment of overtime or other premiums. The parties' rights and obligations shall then be governed according to whether the casualty is an Insured Casualty or an Uninsured Casualty as set forth in the following Paragraphs.

            (b) Insured Casualty. If the casualty results from a risk, the loss to Landlord from which is fully covered by insurance maintained by Landlord or for Landlord's benefit (except for any deductible amount), it shall be an "Insured Casualty" and governed by this Paragraph 9.1(b). In such event, if the Damage Notice states that the repairs can be completed within the Repair Period without the payment of overtime or other premiums, then Landlord shall promptly proceed to make the repairs, this Lease shall remain in full force and effect, and Base Rent shall be reduced, during the period between the casualty and completion of the repairs, in proportion to the portion of the Premises that is inaccessible or unusable during that period and which is, in fact, not utilized by Tenant Base Rent shall not be reduced by reason of any portion of the Premises being unusable or inaccessible for a period of five (5) business days or less. If the Damage Notice states that the repairs cannot, in Landlord's estimate, be completed within the Repair Period without the payment of overtime or other premiums, then either party may, terminate this Lease by written notice given to the other within thirty (30) days after the giving of the Damage Notice. If either party elects to terminate this Lease, the lease shall terminate as of the date of the occurrence of such damage or destruction and Tenant shall vacate the Premises five (5) business days from the date of the written notice terminating the Lease. if neither party so terminates, then this Lease shall remain in effect, Landlord shall make repairs, and Base Rent shall be proportionately reduced as set forth above during the period when the Premises is inaccessible or unusable and is not used by Tenant.

            (c) Uninsured Casualty. If the casualty is not an Insured Casualty as set forth in the previous Paragraph, it shall be an "Uninsured Casualty" governed by this Paragraph 9.1(c). In such event, if the Damage Notice states that the repairs can be completed within the Repair Period without the payment of overtime or other premiums, Landlord may elect, by written notice given to Tenant within thirty (30) days after the Damage Notice, to make the repairs, in which event this Lease shall remain in effect and Base Rent shall be proportionately reduced as set forth above. If Landlord does not so elect to make the repairs, or if the Damage Notice states that the repairs cannot be made within the Repair Period, this Lease shall terminate as of the date of the casualty and Tenant shall vacate the Premises five (5) business days from the date of Landlord's written notice to Tenant terminating the Lease.

            (d) Casualty Within Final Six Months of Term. Notwithstanding anything to the contrary contained in this Paragraph 9.1, if the Premises or the Building is wholly or partially damaged or destroyed within the final six (6) months of the Term of this Lease, Landlord shall not be required to repair such casualty and either Landlord or Tenant may elect to terminate this Lease.

            (e) Tenant Improvements and Alterations. If Landlord elects to repair after a casualty in accordance with this Paragraph 9.1, Landlord shall cause Tenant Improvements and Alterations which Landlord has approved, to be repaired and restored at Landlord's sole expense. Landlord shall have no responsibility for any personal property placed or kept in or on the Premises or the Building by Tenant or Tenant's agents, employees, invitees or contractors and Landlord shall not be required to repair any damage to, or make any repairs to or replacements of, Tenant's personal property.

            (f) Exclusive Remedy. This Paragraph 9.1 shall be Tenants sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant's business, or any annoyance, arising from any damage to or destruction of all or any portion of the Premises or the Building.

            (g) Waiver of Subrogation. Landlord and Tenant shall use reasonable efforts to cause each insurance policy obtained by each of them to provide that the insurer waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any loss or damage covered by such policy.

      9.2 Eminent Domain.

            (a) Eminent Domain In General. If the whole of the Premises, or so much of the Premises as to render the balance unusable by Tenant, shall be taken or appropriated under the power of eminent domain or condemnation (a "Taking"), either Landlord or Tenant may terminate this Lease and the termination date shall be the date of the Order of Taking, or the date possession is taken by the Taking authority, whichever is earlier. If any part of the Property is the subject of a Taking and such Taking materially affects the normal operation of the Building or Common Areas, Landlord may elect to terminate this Lease. A sale by Landlord under threat of a Taking shall constitute a Taking for the purpose of this Paragraph 9.2. No award for any partial or entire Taking shall be apportioned. Landlord shall receive (subject to the rights of Landlord's mortgagees) and Tenant hereby assigns to Landlord any award which may be made and any other proceeds in connection with such Taking, together with all rights of Tenant to such award or proceeds, including, without limitation, any award or compensation for the value of all or any part of the leasehold estate; provided that nothing contained in this Paragraph 9.2(a) shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any separate award made to Tenant for (i) the taking of Tenant's personal property, or (ii) interruption of or damage to Tenant's business, or (iii) Tenant's moving and relocation costs.

            (b) Reduction in Base Rent. In the event of a Taking which does not result in a termination of the Lease, Base Rent shall be proportionately reduced based on the portion of the Premises rendered unusable, and Landlord shall restore the Premises or the Building to the extent of available proceeds or awards from such Taking. Landlord shall not be required to repair or restore any damage to Tenant's personal property or any Alterations.

            (c) Sole Remedies. This Paragraph 9.2 sets forth Tenants and Landlord's sole remedies for Taking. Upon termination of this Lease pursuant to this Paragraph 9.2, Tenant and Landlord hereby agree to release each other from any and all obligations and liabilities with respect to this Lease except such obligations and liabilities which arise or accrue prior to such termination.

              ARTICLE X RIGHTS OF PARTIES HOLDING SENIOR INTERESTS

      10.1 Subordination. This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, ground lease or other matters or record ("Senior interests") which now or at any time hereafter encumber the Property and Tenant shall, within twenty (20) days of Landlord's request, execute and deliver to Landlord such recordable written instruments as shall be necessary to show the subordination of this Lease to such Senior Interests. Notwithstanding the foregoing, if any holder of a Senior Interest succeeds to the interest of Landlord under this Lease, then, at the option of such holder, this Lease shall continue in full force and effect and Tenant shall attorn to such holder and to recognize such holder as its landlord.

            This Lease is also subject to the Declaration of the Condominium dated March 29, 1985, amended March 21, 1989, and to the Rules and Regulations of the Condominium Association.

      10.2 Mortgagee's Consent. No assignment of the Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the Rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to by Landlord's mortgagees of record, if any.

                               ARTICLE XI GENERAL

      11.1 Representations by Tenant. Tenant represents and warrants that any financial statements provided by it to Landlord were true, correct and complete when provided, and that no material adverse change has occurred since that date that would render them inaccurate or misleading. Tenant represents and warrants that those persons executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf, and that this Lease is binding upon Tenant in accordance with its terms, and simultaneously with the execution of this Lease, Tenant shall deliver evidence of such authority to Landlord in form satisfactory to Landlord.

      11.2 Notices. Any notice required or permitted hereunder shall be in writing. Notices shall be addressed to Landlord c/o Managing Agent at Managing Agent's Address and to Tenant at Tenant's Address. Any communication so addressed shall be deemed duly given when delivered by hand, one day after being sent by Federal Express (or other guaranteed one day delivery service) or three days after being sent by registered or certified mail, return receipt requested. Either party may change its address by giving notice to the other.

      11.3 No Waiver or Oral Modification. No provision of this Lease shall be deemed waived by Landlord or Tenant except by a signed written waiver. No consent to any act or waiver of any breach or default, express or implied, by Landlord or Tenant, shall be construed as a consent to any other act or waiver of any other breach or default.

      11.4 Severability. If any provision of this Lease, or the application thereof in any circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision hereof shall be valid and enforceable to the fullest extent permitted by law.

      11.5 Requests by Tenant. Tenant shall pay, on demand, all costs incurred by Landlord, including without limitation reasonable attorneys' fees, in connection with any matter requiring Landlord's review or consent or any other requests made by Tenant under this Lease, regardless of whether such request is granted by Landlord.

      11.6 Estoppel Certificate and Financial Statements.

            (a) Estoppel Certificate. Within ten (10) days after written request by Landlord,

Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying (i) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (ii) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (iii) the amount of any security deposited with Landlord; and (iv) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default, and (v) such other matters as may be reasonably requested by Landlord. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant's failure to execute and deliver such statement within the time required shall be a default under this Lease and shall also be conclusive upon Tenant that this Lease is in full force and effect and has not been modified except as represented by Landlord; and there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against rent

            (b) Financial Statements. Tenant shall, without charge therefor, at any time, within ten (10) days following a request by Landlord, deliver to Landlord, or to any other party designated by Landlord, a true and accurate copy of Tenant's most recent financial statements. All requests made by Tenant regarding renewals or expansions must be accompanied by Tenant's most recent financial statements. All requests made by Tenant regarding subleases, or assignments must be accompanied by Tenant's prospective subtenant's and prospective assignee's most recent financial statements.

      11.7 Waiver of Liability. Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents, and representatives of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any insurance policy that either may have in force at the time of the loss or damage. Each party shall notify its insurers that the foregoing waiver is contained in this Lease.

      11.8 Execution, Prior Agreements and No Representations. This Lease shall not be binding and enforceable until executed by authorized representatives of Landlord and Tenant. This Lease contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings, whether written or oral, between them with respect to such subject matter. Each party acknowledges that the other has made no representations or warranties of any kind except as may be specifically set forth in this Lease.

      11.9 Brokers. Each party represents and warrants that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except Broker. Each party shall indemnify the other and hold it harmless from any cost, expense, or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act or statement of the indemnifying party.

      11.10 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that only the original Landlord named herein shall be liable for obligations accruing before the beginning of the Term, and thereafter the original Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of their respective ownership.

      11.11 Applicable Law and Lease Interpretation. This Lease shall be construed, governed and enforced according to the laws of the state in which the Property is located. In construing this Lease, Paragraph headings are for convenience only and shall be disregarded. Any recitals herein or exhibits attached hereto are hereby incorporated into this Lease by this reference. Time is of the essence of this Lease and every provision contained herein. The parties acknowledge that this Lease was freely negotiated by both parties, each of whom was represented by counsel; accordingly, this Lease shall be construed according to the fair meaning of its terms, and not against either party.

      11.12 Costs of Collection, Enforcement and Disputes. Tenant shall pay all costs of collection, including reasonable attorneys' fees, incurred by Landlord in connection with any default by Tenant. If either Landlord or Tenant institutes any action to enforce the provisions of this Lease or to seek a declaration of rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs as part of any award. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other, on or in respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or claim of injury or damage.

      11.13 Holdover. If Tenant holds over in occupancy of the Premises after the expiration of the Term, Tenant shall, at the election of Landlord (i) become a tenant at sufferance only on a month-to-month basis subject to the terms and conditions herein specified, so far as applicable; or (ii) be deemed to have renewed this Lease for a one year period under the terms and conditions herein specified, so far as applicable. In either case, Tenant shall pay rent during the holdover period, at a base rental rate equal to twice the Base Rent in effect at the end of the Term. Tenant shall also be liable for all damages sustained by Landlord on account of such holding over.

      11.14 Force Majeure. If Landlord or Tenant is prevented from or delayed in performing any act required of it hereunder, and such prevention or delay is caused by strikes, labor disputes, inability to obtain labor, materials, or equipment, inclement weather, acts of God, governmental restrictions, regulations, or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond such party's reasonable control ("Force Majeure"), the performance of such act shall be excused for a period equal to the period of prevention or delay. A party's financial inability to perform its obligations shall in no event constitute Force Majeure. Nothing in this Paragraph 11.14 shall excuse or delay Tenant's obligation to pay any rent or other charges due under this Lease.

      11.15 Limitation On Liability. Landlord, and its partners, directors, officers, shareholders, trustees or beneficiaries, shall not be liable to Tenant for any damage to or loss of personal property in, or to any personal injury occurring in, the Premises, unless such damage, loss or injury is the result of the gross negligence of Landlord or its agents as determined by a final non-appeal judicial proceeding. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, shareholders, trustees or beneficiaries of Landlord, and Tenant shall not seek recourse against the partners, directors, officers, shareholders, trustees or beneficiaries of Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. In the event of any default by Landlord under this Lease, Tenant's sole and exclusive remedy shall be against the Landlord's interest in the Property.

      11.16 Notice of Landlord's Default. The failure by Landlord to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Landlord shall not constitute a default by Landlord unless such failure shall continue for a period of more than thirty (30) days after written notice thereof from Tenant to Landlord specifying Landlord's default; provided, however, that if the nature of Landlord's default as such that more than thirty (30) days are reasonably required for its cure, then Landlord shall not be deemed to be in default if Landlord commences such cure within said thirty (30) day period and diligently prosecutes such cure to completion. Tenant shall, simultaneously with delivery to Landlord, provide written notice specifying the Landlord default to the holder of any first mortgage or deed of trust covering the Premises whose name and address have been furnished to Tenant in writing.

      11.17 Lease not to be Recorded. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the Term expires the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact, coupled with an interest, with full power of substitution to execute such instrument.

      11.18 Security Deposit. Upon the execution and delivery of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held as security for Tenant's performance as herein provided and refunded to the Tenant at the end of the Term subject to the Tenant's satisfactory compliance with the conditions hereof. The Security Deposit may be commingled with other funds of Landlord and no interest shall accrue thereon or be payable by Landlord with respect to the Security Deposit. If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount.

      11.19 Guaranty of Lease. INTENTIONALLY OMITTED.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, which includes the cover sheet, the foregoing Standard Provisions, Additional Provisions, if any, and Exhibits attached to this Lease, with the intent that each of the parties shall be legally bound thereby and that this Lease shall become effective as of the Date of Lease.

                                         TENANT;


                                         By:    /s/ Kenneth W. Carter
                                                -----------------------------
                                         Name:  KENNETH W. CARTER
                                                -----------------------------
                                         Title: PRESIDENT
                                                -----------------------------
                                         Date:  2/27/98
                                                -----------------------------

                                         LANDLORD

                                         METROPOLITAN LIFE INSURANCE COMPANY, by
                                         AEW Real Estate Advisors, Limited
                                         Partnership, its duly authorized
                                         investment manager

                                         By:    /s/ Iphigenia Demetricole
                                                -----------------------------
                                         Name:  Iphigenia Demetricole
                                                -----------------------------
                                         Title: Vice President
                                                -----------------------------
                                         Date:  March 3, 1998
                                                -----------------------------

                            FIRST AMENDMENT TO LEASE

      This First Amendment to Lease is entered into as of the 13th day of August, 1999 (being the date of Landlord's execution of this Amendment) by and between Metropolitan Life Insurance Company ("Landlord") and Focus Communications, Inc. ("Tenant"). Any capitalized terms not defined herein shall have the same meanings as are prescribed therefor in the Lease, as hereinafter defined.

      Whereas Tenant and Landlord entered into a certain Lease dated March 3, 1998 (the "Lease"), pursuant to which Tenant occupies the leased premises in Elm Place, Dallas, Texas known as Suite 1900; and

      Whereas Tenant wishes to expand the leased premises to include the premises known as Suite 1955 and extend the term of the Lease, all subject to the terms and conditions set forth in this Amendment;

      Now therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

      1. The expiration date of the Term of the Lease with respect to Suite 1900 is hereby extended from March 15, 2003 to March 31, 2003.

      2. Effective as of the Suite 1955 Commencement Date, as hereinafter defined, the Premises under the Lease is expanded to include Suite 1955, containing approximately 1,353 rentable square feet of space and the first sentence of the definition of "Premises" as set forth in Part I of the Lease shall be amended to read as follows: "The area consisting of approximately 3,548 rentable square feet (being Suites 1900 and 1955) located on the 19th floor of the Building, as shown on Exhibits A and A-1 attached." Also effective as of the Suite 1955 Commencement Date, Exhibit A-1 as attached to this Amendment shall be inserted after Exhibit A in the Lease.

            Except as otherwise set forth herein, the terms and provisions of the Lease shall apply to Suite 1955.

      3. The term of the Lease with respect to Suite 1955 shall commence on the date the Tenant improvements (as hereinafter defined) are completed (the "Suite 1955 Commencement Date"), and shall expire on March 31, 2003.

      4. Effective as of the Suite 1955 Commencement Date, Tenant shall pay (in addition to and simultaneously with Tenant's payment of Base Rent under the Lease for Suite 1900), Base Rent for Suite 1955 pursuant to the following schedule:

--------------------------------------------------------------------------------
Months            Monthly Base Rent    Annualized Base Rent     Base Rent p.s.f.
--------------------------------------------------------------------------------
1st - 03/2003     $1,634.88            $19,618.50               $14.50
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            In addition to the foregoing, effective as of the Suite 1955 Commencement Date, Tenant shall pay Tenant's Share of Expenses for Suite 1955 in accordance with the provisions of Section 3.2 of the Lease, provided, however, that with respect to Suite 1955, the Base Year shall be calendar year 1999.

      5. In addition to the foregoing, effective as of the Suite 1955 Commencement Date, Tenant shall pay Tenant's Pro-Rata Share of Electricity Costs for Suite 1955, as hereinafter defined.

            For purposes of this Paragraph 5, "Tenant's Pro-Rata Share of Electricity Costs for Suite 1955" shall mean the cost of electricity to the Building times a fraction the numerator of which shall be equal to the number of rentable square feet of space in Suite 1955 and the denominator of which shall be the total number of rentable square feet of space leased in the Building. Landlord shall deliver to Tenant monthly, in arrears, an invoice for Tenant's Pro-Rata Share of Electricity Costs for Suite 1955, and Tenant shall make payment of such amount to Landlord within fifteen (15) days of delivery of such invoice. Tenant shall be responsible for payment of Tenant's Pro-Rata Share of Electricity Costs for Suite 1855 up to and including the termination of Tenant's lease of Suite 1955, regardless of whether the same has been billed to Tenant at the time of such termination, provided that Landlord shall deliver to Tenant within sixty (60) days of such termination an invoice for Tenant's Pro-Rata Share of Electricity Costs for Suite 1955 up to and including the date of such termination.

      6. Tenant and Landlord hereby acknowledge that this Amendment constitutes Tenant's exercise of its Right of First Refusal pursuant to AP2 of the Lease.

      7. Effective as of the Suite 1955 Commencement Date, Tenant shall be entitled to use one (1) additional Parking Space, pursuant to
            Section 1.2 of the Lease, and the first sentence of the definition of "Parking Spaces" as set forth in Part I of the Lease shall be amended to read as follows:

            "Two spaces in the parking garage associated with the Building."

      8. Upon the execution and delivery of this Amendment, Tenant shall pay to Landlord, as an additional security deposit with respect to Suite 1955, the sum of $1,634.88, which shall be added to and treated as part of the Security Deposit pursuant to Section 11.18 of the Lease, whereupon the definition of "Security Deposit" as set forth in Part I of the Lease shall be amended to read as follows: "$3,829.88".

      9. Tenant hereby accepts possession of Suite 1955 in its "AS-IS" condition, except as follows:

            Landlord will, at its expense, construct the following tenant improvements (the "Tenant Improvements") in Suite 1955, using building standard materials:

            o     Recarpet and repaint Suite 1955.

            o     Install a passage door between Suites 1900 and 1955.

            Notwithstanding the foregoing, Landlord's payment of expenses in connection with the Tenant improvements shall not exceed $6,765.00. If the cost of the Tenant improvements exceeds $6,765.00, Tenant shall reimburse Landlord for any excess, and if Tenant requests any improvements other than those listed above, Tenant shall pay for such improvements.

      10. The Term of the Lease, with respect to the entire Premises, is hereby extended for a one-year term commencing on April 1, 2003 and ending on March 31, 2004 (the "Extended Term").

      11. During the Extended Term, Tenant shall pay Base Rent for the entire Premises pursuant to the following schedule:

--------------------------------------------------------------------------------
Months              Monthly Base Rent    Annualized Base Rent   Base Rent p.s.f.
--------------------------------------------------------------------------------
03/2003 - 03/2004   $4,287.17            $51,446.00             $14.50
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            In addition to the foregoing, during the Extended Term, Tenant shall pay Tenant's Share of Expenses for the entire Premises in accordance with the provisions of Section 3.2 of the Lease, provided, however, that with respect to Suite 1955, the Base Year shall be calendar year 1999, and with respect to Suite 1900, the Base Year continue to be calendar year 1998.

      12. In addition to the foregoing, during the Extended Term, Tenant shall pay Tenant's Pro-Rata Share of Electricity Costs, as hereinafter defined, for the entire Premises.

            For purposes of this Paragraph 12, "Tenant's Pro-Rata Share of Electricity Costs" shall mean the cost of electricity to the Building times a fraction the numerator of which shall be equal to the number of rentable square feet of space in the entire Premises and the denominator of which shall be the total number of rentable square feet of space leased in the Building. Landlord shall deliver to Tenant monthly, in arrears, an invoice for Tenant's Pro-Rata Share of Electricity Costs, and Tenant shall make payment of such amount to Landlord within fifteen (15) days of delivery of such invoice. Tenant shall be responsible for payment of Tenant's Pro-Rata Share of Electricity Costs up to and including the termination of Tenant's lease of the Premises, regardless of whether the same has been billed to Tenant at the time of such termination, provided that Landlord shall deliver to Tenant within sixty (60) days of such termination an invoice for Tenant's Pro-Rata Share of Electricity Costs up to and including the date of such termination.

      13. Tenant and Landlord hereby acknowledge that Tenant's rights pursuant to the Option to Extend set forth in AP1 of the Lease are not affected by this Amendment, except that, effective as of April 1, 2003, the phrase "Initial Term" as used in AP1 shall mean the Extended Term.

      14. Except as amended hereby, the terms and conditions of the Lease are hereby ratified and confirmed, and shall remain in full force and effect.

      This Amendment contains the entire agreement of the parties with respect to the matters contained herein and supersedes any and all prior dealings between the parties with respect to such matters.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease as of the date first above set forth.

                                             TENANT:

                                             FOCUS COMMUNICATIONS, INC.


                                             By: /s/ Kenneth W. Carter
                                                 -------------------------------

                                             Name: Kenneth W. Carter

                                             Title: President & CEO

                                             Date: 8/13/99

                                             LANDLORD:

                                             METROPOLITAN LIFE INSURANCE COMPANY


                                             By: /s/ David G. Rogers
                                                 -------------------------------

                                             Name: David G. Rogers

                                             Title: Assistant Vice President

                                             Date: 9-20-99

                               SUBLEASE AGREEMENT

      THIS SUBLEASE AGREEMENT (the "Sublease") is made and entered this 13th day of August, 1999, by and between FOCUS COMMUNICATIONS, INC., a Texas corporation (the "Tenant") and URBAN COOL NETWORK, INC., a Delaware corporation.

                                    RECITALS

      WHEREAS, FOCUS COMMUNICATIONS, INC., is the Tenant of certain office leasehold premises located at 1401 Elm Place, Suite 1900, Dallas, Texas 75202 (the "Leased Premises"), leased from Metropolitan Life Insurance Company, a New York corporation (the "Landlord"), under that certain Lease dated March 3, 1998 (the "Lease").

      WHEREAS, pursuant to that certain First Amendment to Lease dated _____ __, 1999 (the "First Amendment") by and between Tenant and Landlord, Tenant expanded the Leased Premises to include adjacent office space currently referred to as Suite 1955 ("Suite 1955") and extended the term of the Lease, all subject to the terms and conditions of the Lease as amended by the First Amendment.

      WHEREAS, URBAN COOL NETWORK, INC. (hereinafter the "Sublessee"), desires to sublease from FOCUS COMMUNICATIONS, INC. (hereinafter the "Sublessor"), the area referred to as Suite 1955 and has requested Sublessor amend its Lease and acquire said additional space to in turn sublease to Sublessee.

      WHEREAS, but for Sublessee's request, Sublessor would not acquire the additional space herein described as Suite 1955, but, is willing to acquire and sublease said premises to Sublessee pursuant to the terms and conditions of this Sublease, subject to the Lease and First Amendment thereof.

      NOW THEREFORE, for and in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Sublessor and Sublessee agree as follows:

      1. Recitals. Recitals form, constitute and shall be considered a material part of this Sublease between Tenant, as Sublessor, and URBAN COOL NETWORK, INC., as Sublessee.

      2. Term of Sublease and Premises. The Term of this Sublease will begin on the date Tenant Improvements for Suite 1955 (as defined in the First Amendment) are completed and shall end on March 30, 2003. The sublease premises shall be the area referred to as Suite 1955 containing approximately 1,353 rentable square feet of space, as more particularly described in the First Amendment (the "Sublease Premises").

      3. Use of Premises. These Sublease Premises may be used for only such purposes as set forth in the Lease or such purpose not set forth therein that is first approved by the Landlord and then approved by Sublessor, in writing.

      4. Rent, Costs and Expenses. Sublessee agrees to pay Sublessor or directly to Landlord, as may be determined by Sublessor, the monthly base rent as set forth in the First Amendment. In addition, Sublessee hereby agrees to pay Sublessor or directly to Landlord, as may be determined by Sublessor, its pro-rata share of costs and common area maintenance expenses, if any, associated with the Sublease Premises as set forth in the Lease and First Amendment thereto.

      5. Security Deposit. Sublessee has deposited One thousand six hundred thirty four & eighty eight cents. Dollars ($1634.88) with Sublessor, to secure Sublessee's performance under this Sublease. This Security Deposit will be held by Sublessor, or directly by Landlord, as may be required under the original Lease except that (a) the Term of the Lease shall refer to the Term of this Sublease and (b) the term "Tenant" shall refer to "Sublessee."

      6. Notice. All notices between Sublessor and Sublessee are to be sent by certified or registered mail, return receipt requested.

      7. Original Lease and First Amendment. This Sublease is subject to the terms and conditions of the original Lease and First Amendment thereto between Tenant and Landlord. In the event of a conflict between this Sublease and the Lease and First Amendment, the Lease and First Amendment shall control.

      8. Original Landlord's Duties. Should Landlord fail to perform under the original Lease, Sublessor shall not be required, obliged, or be under any duty to perform. Sublessee must notify Sublessor of Landlord's failure to perform, and Sublessor shall demand of Landlord that the agreements in the original Lease, as amended, be carried out.

      9. Landlord's Consent. Landlord's consent to this Sublease must be received in writing prior to Sublessor/Tenant's execution of the First Amendment. Failure to obtain such consent shall automatically, ipso facto, render this Sublease void, releasing all parties and refunding all payments to Sublessee.

      10. Sublessee' Indemnification. From and after the effective date hereof, Sublessee agrees to indemnify, defend and hold harmless the Tenant/Sublessor, its subsidiaries, affiliates, officers, directors, employees, agents, representatives, attorneys and each of their respective successors, heirs and assigns, from and against any and all demands, claims, causes of action, losses, damages, liabilities, penalties, costs and expenses (including attorney's fees) arising from the acts, failures to act, omissions, or breach of this Sublease, the Lease or amendment thereto, or arising from conduct of Sublessee, its officers, directors, employees, agents, representatives, invitees, visitors, guests, patrons or customers with respect to the Sublease Premises, the Lease or the First Amendment which occurred or were caused on or after the effective date hereof, whether or not the matters subject to this indemnity arise in contract or tort, or are caused by the sole negligence, concurrent negligence, gross negligence or intentional conduct of Sublessee, or strict operation of law without regard to fault. Sublessee's indemnity of Sublessor/Tenant set forth herein shall survive until one year from the expiration hereof.

      11. Defined Terms. Except as otherwise defined herein, all capitalized terms in this Sublease shall have the same meaning that was given to such terms in the Lease.

      12. Telecopies. A telecopied facsimile of a duly executed counterpart of this Sublease shall be sufficient to evidence the binding agreement of each party to the terms herein, and delivery of this Sublease shall be deemed to occur upon transmission of a facsimile of a fully executed counterpart of this Sublease to the intended recipient. However, each party agrees to promptly return an original, duly executed counterpart of this Sublease following the delivery of a telecopied facsimile hereof.

      IN WITNESS WHEREOF, the parties hereto have caused their authorized officers to execute this Sublease effective as of the day, month and year first mentioned hereinabove.


                                      SUBLESSOR:  Focus COMMUNICATIONS, INC.

                                      By:         /s/ Kenneth W. Carter
                                                  ------------------------------

                                      Name:       KENNETH W. CARTER
                                                  ------------------------------
                                      Title:      PRESIDENT & CEO
                                                  ------------------------------
                                      Tax ID No.: 75-2484427
                                                  ------------------------------


                                      SUBLESSEE:  URBAN COOL NETWORK, INC.

                                      By:         /s/ Jacob R. Miles
                                                  ------------------------------

                                      Name:       JACOB R. MILES
                                                  ------------------------------
                                      Title:      CEO
                                                  ------------------------------
                                      Tax ID No.:
                                                  ------------------------------


                                      LANDLORD APPROVAL:

                                            Metropolitan Life Insurance Company,
                                            a New York corporation

                                      By:
                                                  ------------------------------
                                      Name:
                                                  ------------------------------
                                      Title:
                                                  ------------------------------
                                      Date:       August __, 1999

                           SUBLESSOR'S ACKNOWLEDGMENT

STATE OF Texas          ss.
                        ss.
COUNTY OF Dallas        ss.

      BEFORE ME, the undersigned authority, on this day personally appeared Ken Carter, President of FOCUS COMMUNICATIONS, INC., a Texas corporation, who acknowledged that he was duly authorized to execute this Sublease on behalf of said corporation.

      GIVEN under my hand and seal of office this 30th day of August, 1999.


                                                  /s/ Pier Y. Crenshaw
                                                  ------------------------------
                                                  Notary Public in and for the
                                                  State of Texas
                                                  Pier Y. Crenshaw
                                                  ------------------------------
                                                  Notary's Printed Name

My Commission Expires: 2/28/00

                           SUBLESSEE'S ACKNOWLEDGMENT

STATE OF Texas          ss.
                        ss.
COUNTY OF Dallas        ss.

      BEFORE ME, the undersigned authority, on this day personally appeared Jacob R. Miles, III, President of URBAN COOL NETWORK, INC., a Delaware corporation, who acknowledged that he was duly authorized to execute this agreement on behalf of said corporation.

      GIVEN under my hand and seal of office this 30th day of August, 1999.


                                                  /s/ Pier Y. Crenshaw
                                                  ------------------------------
                                                  Notary Public in and for the
                                                  State of Texas
                                                  Pier Y. Crenshaw
                                                  ------------------------------
                                                  Notary's Printed Name

My Commission Expires: 2/28/00

                             EXHIBIT "A" to Sublease

Description of Sublease Premises
[To be attached]

                                    ELM PLACE
--------------------------------------------------------------------------------
                      1401 Elm Street, Dallas, Texas 75202

                                   Suite 1955                        EXHIBIT A-1
                                     1,177 U
                                     1,353 R

                                [GRAPHIC OMITTED]

                                   19TH FLOOR

Scale: 1/8" = 1'-0"
               All dimensions and square footages are approximate.
                                                                   July 14, 1994
--------------------------------------------------------------------------------

[LOGO] THOMPSON CONSULTING SERVICES 2714 W. Kingsley, Suite D1 Garland, Texas 75041 (214) 271-8498